Exhibit 10.2.2

AMENDMENT TO

LITHIA MOTORS, INC.

RSU DEFERRAL PLAN

(a Sub-plan of the Lithia Motors, Inc. 2013 Amended and Restated Stock Incentive Plan)

This Amendment to RSU Deferral Plan, effective July 26, 2013, amends the Lithia Motors, Inc. RSU Deferral Plan effective January 1, 2012 (the “Plan”).

Amendment to Clarify Timing of Deferral Elections. Section 4.3 of the Plan is amended and restated in its entirety to read as follows.

4.3     Timing of Deferral Election. Generally, an election to defer receipt of all or part of the Award Proceeds for a particular Award shall be made by completing and delivering an RSU Deferral Election Form to the Plan Administrator

●	no later than the end of the Annual Election Period, or for newly Eligible Persons, the Initial Election Period, or

●

on or before the 30th day after the award is granted in the case of payment in a subsequent year that is subject to the recipient’s continuing to provide services for a period of at least 12 months from the date the award is granted, or

●	for performance-based compensation based on services to be performed over a period of at least 12 months, no later than six months before the end of the period.

Except as expressly set forth in this amendment, all terms of the Plan remain in effect.

LITHIA MOTORS, INC.

By:

      Chris Holzshu, CFO